Exhibit 99.1

Restoration Hardware, Inc. Revises Second Quarter Outlook

CORTE MADERA, Calif., Aug. 8 /PRNewswire-FirstCall/ — Restoration Hardware, Inc. (Nasdaq: RSTO - News) today announced anticipated results for the second quarter ended August 4, 2007. Net revenues are expected to be in the range of $183 million to $185 million versus revenues of $179 million in the second quarter of last year. Loss per diluted share is expected to be in the range of $0.21 to $0.19, reflecting below plan revenues and a higher than anticipated mix of promotional selling.

Gary Friedman, President and Chief Executive Officer, stated, “The challenging home furnishings environment and weakness in the home building sector continue to pressure our business. Despite these difficulties, the growth and infrastructure investments we made in the first half of 2007 should provide a catalyst for earnings improvement in the third and fourth quarters of this year. In addition, as previously announced, we have significant cost savings initiatives that will be realized in the second half of 2007 and into 2008, including lower catalog production costs versus last year. We remain confident that the combination of our strategic growth initiatives and cost cutting actions will drive sharply improved operating earnings in the second half of 2007 compared to a year ago.”

Mr. Friedman added, “The Company has several new growth vehicles in place that we expect will drive revenue growth in the second half of the year, including the recent introduction of Restoration Hardware Trade, the continued rollout of the Restoration Hardware Bed & Bath Catalog, and a completely redesigned and revolutionary Web site that will launch this Fall. In addition, we have important marketing events planned for the coming weeks, including our annual upholstery event and our famous fall lighting sale. These events will be followed by a very exciting holiday gift strategy that leverages our success in 2006 with an expanded assortment in our stores, online, and in the Restoration Hardware Gift catalog.”

The Company expects to provide additional information regarding its outlook for the third and fourth quarters of fiscal 2007 when second quarter financial results are reported on August 30th.

Restoration Hardware, Inc. is a specialty retailer of high quality home furnishings, bath fixtures and bathware, functional and decorative hardware, gifts and related merchandise that reflects the Company’s classic and authentic American point of view. Restoration Hardware, Inc. sells its merchandise offering through its retail stores, catalog (800-762-1005) and online at http://www.restorationhardware.com. As of August 8, 2007, the Company operated 102 retail stores and eight outlet stores in 30 states, the District of Columbia and Canada.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This release contains forward-looking statements that involve known and unknown risks. Such forward-looking statements include, without limitation, statements concerning or relating to the Company’s anticipated financial results for the second quarter ended August 4, 2007, statements relating to the expected benefits of the Company’s cost savings and other operating initiatives on the Company’s results for the third and fourth quarters of fiscal year 2007 and into fiscal year 2008, statements relating to the expected acceleration in revenue growth in the second half of fiscal year 2007, statements relating to the expected growth vehicles for the Company, and other statements containing words such as “expects” and words of similar import or statements of management’s opinion. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, including financial results, market performance or achievements to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause such differences include, but are not limited to, customer reactions to the Company’s current and anticipated merchandising and marketing programs and strategies, timely introduction and customer acceptance of the Company’s merchandise, positive customer reaction to the Company’s catalog and Internet offerings, revised product mix, prototype stores and core businesses, timely and effective sourcing of the Company’s merchandise from its foreign and domestic vendors and delivery of merchandise through its supply chain to its stores and customers, effective inventory and catalog management, actual achievement of cost savings and improvements to operating efficiencies, effective sales performance, in particular during the holiday selling season, the actual impact of key personnel of the Company on the development and execution of the Company’s strategies, changes in investor perceptions of the Company, fluctuations in comparable store sales, limitations resulting from restrictive covenants in the Company’s credit facility, changes in economic or business conditions in general, changes in political conditions in the United States and abroad in general, changes in product supply, changes in the competitive environment in which the Company operates, changes in the Company’s management information needs, changes in customer needs and expectations, governmental actions and other factors detailed in the Company’s filings with the Securities and Exchange Commission, including its recent filings on Forms 10-K, 10-Q and 8-K, including, but not limited to, those described in the Company’s Form 10-Q for the quarter ended May 5, 2007, in Part I, Item 2 thereof (“Management’s Discussion and Analysis of Financial Condition and Results of Operations”), in Part I, Item 4 thereof (“Controls and Procedures”), and in Part II, Item 1A thereof (“Risk Factors”).

Contact:

Chris Newman, SVP & CFO: 415-945-3578

Christine Greany, The Consumer Group 858-523-1732